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                                                                   EXHIBIT 21.1

                          SUBSIDIARIES OF REGISTRANT

  .  Micromuse Limited

  .  Micromuse New Markets, Ltd.

  .  Micromuse France SARL

  .  Micromuse GmbH

  .  Micromuse International Ireland Limited

  .  Micromuse Netherlands BV

  .  Micromuse USA Inc.

  .  Micromuse Latin America Inc.

  .  NetOps Corporation

  .  Calvin Alexander Networking, Inc.

  .  Micromuse Brasil Ltd.

  .  Micromuse S de RL de CV

  .  Micromuse (Australia) Pty. Limited

  .  Micromuse Japan KK

  .  Micromuse Korea Yuhan Hoesa